Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bonanza Oil & Gas, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2008

/s/ Ran Furman
Ran Furman
Chief Financial Officer
(Principal Financial Officer)

Date: May 14, 2008

/s/ Bill Wiseman
Bill Wiseman
President and Chief Executive Officer,
(Principal Executive Officer)